Exhibit 99.2

Unaudited Consolidated Financial Statements of Scanner Technologies Corporation

for the Six Month Period ended June 30, 2002

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2001	June 30, 2002
	(audited)	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$366,750	$83,252
Accounts receivable, less allowance of $40,000	483,996	321,756
Income taxes receivable	397,629	235,900
Inventory	732,806	810,909
Prepaid expenses	27,430	116,108
TOTAL CURRENT ASSETS	2,008,611	1,567,925

PROPERTY AND EQUIPMENT, net	63,352	63,998
DEFERRED TAX ASSET	599,200	—
OTHER	70,296	12,239

TOTAL ASSETS	$2,741,459	$1,644,162

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$362,997	675,664
Accrued expenses	92,206	110,399
TOTAL CURRENT LIABILITIES	455,203	786,063

ACCRUED LICENSE FEES	131,006	5,135
ACCRUED COMPENSATION	1,254,575	—

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 10,000,000 shares authorized;
7,061,196 shares issued and outstanding	70,612	70,612
Additional paid-in capital	1,262,023	2,080,598
Stock options	952,430	937,430
Deferred stock option compensation	(429,134)	(335,195)
Accumulated deficit	(955,256)	(1,900,481)
TOTAL STOCKHOLDERS' EQUITY	900,675	852,964

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,741,459	$1,644,162

See notes to consolidated financial statements.

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2001	2002	2001	2002
REVENUES	$136,961	$332,022	$1,001,375	$560,642

COST OF GOODS SOLD	52,227	96,577	314,744	177,023

GROSS PROFIT	84,734	235,445	686,631	383,619

OPERATING EXPENSES
Selling, general and administrative	369,235	378,925	802,642	689,082
Research and development	178,076	180,570	260,538	361,213
Legal fees	226,967	190,797	276,533	351,762
	774,278	750,292	1,339,713	1,402,057

LOSS FROM OPERATIONS	(689,544)	(514,847)	(653,082)	(1,018,438)

OTHER INCOME (EXPENSE)
Other income (expense)	2,216	(1,802)	3,224	523
Interest expense	—	(10)	(110)	(10)

LOSS BEFORE INCOME TAXES (BENEFIT)	(687,328)	(516,659)	(649,968)	(1,017,925)

INCOME TAXES (BENEFIT)	(187,100)	78,000	(172,000)	(72,700)

NET LOSS	$(500,228)	$(594,659)	$(477,968)	$(945,225)

See notes to consolidated financial statements.

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2001	2002
OPERATING ACTIVITIES
Net loss	$(477,968)	$(945,225)
djustments to reconcile net loss to net cash used by operating activities
Depreciation	11,298	12,154
Deferred taxes	(172,000)	163,200
Deferred stock option compensation	67,205	93,939
Changes in operating assets and liabilities:
Accounts receivable	1,779,031	162,240
Income taxes receivable	(104,529)	161,729
Inventory	(193,140)	(78,103)
Prepaid expenses and other	(29,568)	(30,621)
Accounts payable	(152,758)	312,667
Accrued income taxes	(644,149)	—
Accrued expenses	(123,067)	18,193
Accrued license fees	(54,832)	(125,871)
Accrued compensation	(21,250)	—
Net cash used by operating activities	(115,727)	(255,698)

INVESTING ACTIVITIES
Purchases of property and equipment	(27,557)	(12,800)

FINANCING ACTIVITIES
Refund of stock options issued for cash	—	(15,000)
Proceeds from sale of common stock	465,350	—
Net cash provided (used) by financing activities	465,350	(15,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	322,066	(283,498)

CASH AND CASH EQUIVALENTS
Beginning of period	82,799	366,750

End of period	$404,865	$83,252

Supplemental Disclosures of Cash Flow Information:
Cash paid for:
Interest	$110	$10
Income taxes	644,149	—

Noncash operating, financing and investing activities:
Unearned compensation forgiven	—	1,254,575
Deferred tax asset related to unearned compensation	—	436,000

See notes to consolidated financial statements.

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

(unaudited)

1.   Basis of Presentation and Significant Accounting Policies

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements.  They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the three month and six month periods ended June 30, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.  For further information, refer to the financial statements and footnotes for the year ended December 31, 2001, incorporated by reference into this Current Report.

Nature of Business

The Company is a manufacturer, developer, and retailer of electronic component test equipment.  The Company also conducts research and development of technologically feasible products.  The Company grants credit collateralized by the product to a customer base that is small in nature, but global in location.

Principles of Consolidation

The consolidated financial statements include the accounts of Scanner Technologies Corporation and its wholly owned subsidiary, Scanner Technologies Corporation International, incorporated in the United States and registered in Singapore.  All significant intercompany balances and transactions have been eliminated.

Revenue Recognition

Revenue is earned by the Company primarily through sales of test equipment to third party customers and also to a distributor.  For sales to the distributor, revenue is recognized upon shipment as the distributor has no acceptance provisions and title passes at shipment.  For sales to third party customers, title passes at shipment, however the customer has certain acceptance provisions relating to installation and training.  These provisions require the Company to defer revenue recognition until the equipment is installed and the customers' personnel are trained.  The Company provides the training but does not install the equipment.  As a result, revenue is recognized for third party customers once the product has been shipped, installed and customer personnel are trained.  This process typically is completed within two weeks to a month after shipment.

Management Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements and accompanying notes.  Actual results could differ from those estimates.  Significant management estimates relate to the valuation of the deferred tax asset.

Fair Value of Financial Instruments

The carrying amounts of financial instruments consisting of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate their fair values.

Inventory

Inventory consists principally of raw material parts, sub assemblies and technological components.  The technological components are generally purchased in small quantities and therefore, have a high turnover rate, thereby mitigating the risk of obsolescence.  Inventory is stated at the lower of cost or market with cost determined on the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is provided using accelerated methods.  Leasehold improvements are amortized straight-line over the lease term.

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

(unaudited)

Accounting for Stock-Compensation

The Company accounts for employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and provides the disclosures required by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation."  Options and warrants to non-employees are accounted for as required by SFAS No. 123.

Income Taxes

The Company is taxed as a domestic US corporation under the Internal Revenue Code.  Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes."  Deferred income taxes assets and liabilities are recognized for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.  Income tax expense is the current tax payable for the period and the change during the period in deferred tax assets and liabilities.

Credit Risk

Significant concentrations of credit risk exist in accounts receivable, which are due from customers dispersed across different geographic and economic regions.

Recently Issued Accounting Standards

On  January 1, 2002, the Company adopted the provisions of SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets" which addresses accounting for acquired goodwill and other intangible assets, discontinues the amortization of acquired goodwill, and makes goodwill subject to periodic impairment testing.  The adoption of SFAS No. 141 and No. 142 does not impact the consolidated financial position or results of operations.

On January 1, 2002, the Company adopted the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived and for Long-Lived Assets to be Disposed Of."  SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.  Discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet been incurred.  SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.  The adoption of SFAS No. 144 had no impact on the Company's current operations.

2.   Contingent Liability

In an agreement dated April 19, 2002, the Company's President and Chief Executive Officer forgave the payment of the salary accrued and released the Company, its successors, its officers and directors from any liability in connection with the accrued salary.  In exchange, the Company agreed that its President shall receive a certain amount of the proceeds, if any, that Scanner may receive out of litigation involving patents that Scanner has licensed.  Under the agreement, the Company shall keep sixty percent (60%) of any proceeds of the currently ongoing litigation and shall pay to its President forty percent (40%) of such proceeds until the Company has been reimbursed for all attorney fees and other expenses incurred in connection with the current litigation, and its President has received the total amount of $1,254,575.  If one party has received all the amounts owing to such party before the other party's claim under this provision has been satisfied, the other party shall receive 100 hundred percent (100%) of the proceeds remaining after such payment, the Company's President shall receive fifty percent (50%) of such remainder.  He also has a right to receive part of the proceeds, if any, that the Company may receive out of any subsequent litigation involving the licensed patents:  The Company shall keep sixty percent (60%) of any such proceeds until its attorney fees and other expenses incurred in connection with the current and any subsequent litigation have been reimbursed, and its President shall receive forty percent  (40%) of any such proceeds until he

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

(unaudited)

2.          Contingent Liability (continued)

has received a total amount of $1,254.575 out of the proceeds of the currently ongoing and any subsequent litigation.  If any proceeds out of the subsequent litigation remain after such distribution, the Company shall pay twenty five percent (25%) of such remaining proceeds to its President.  The unearned compensation forgiven ($1,254,575) less the related deferred tax benefit ($436,000) was recorded as a contribution to additional paid-in capital in stockholders' equity.

To provide the Company's Senior Vice President with an incentive to continue his employment with the Company and its successor, and to compensate him for compensation in recent years which the Company believes was less than he might have received in a comparable position elsewhere, the Senior Vice President was also a party to the agreement regarding the distribution of litigation proceeds.  The Company agreed to pay to him twenty percent (20%) of the remaining proceeds, if any, Scanner may receive out of any future litigation involving the licensed patent, and that remain after the aforesaid payments to the Company and its President have been made out of such proceeds.

3.   Financing Arrangements

In March 2002, the Company obtained a line of credit from a bank.  The line in the amount of $900,000 with an interest rate based on the prime interest rate has a term of one year, renewable at the discretion of the bank.  The line is guaranteed by shareholders who received for their financial support warrants to purchase a total of 225,000 shares of Company's common stock at $2.75 per share.  No amounts were outstanding under this line at June 30, 2002.  The warrants have a fair market value of $0, as determined by the Black-Scholes Model.  In the subsequent merger with Southwest Capital Corporation on July 31, 2002, the warrants were converted into warrants to purchase a total of 59,445 units of Company's securities at $10.80 per unit, each unit consisting of four shares of Company's common stock and a warrant to purchase one share of Company's common stock at $1.

4.          Subsequent Event

On July 31, 2002, the Company completed its merger with Southwest Technologies Corporation (Southwest) pursuant to which the Company was merged with and into Southwest.  On January 15, 2002, the Company executed an Agreement and Plan of Reorganization with Southwest, a public company with no operations.  The agreement provided for the Company to merge into Southwest, whereas Southwest continues as the surviving corporation under the name of Scanner Technologies Corporation.  At the effective date of the merger each share of the Company's common stock issued and outstanding was converted into the right to receive 1.057 shares of the merged Company and warrants to purchase 0.2642 additional shares at an exercise price of $1 per share.  The conversion ratio was based on the total amount of the Company's common stock outstanding at the effective date of the merger.  The Company's stockholders received 7,999,600 shares and warrants to purchase 1,999,559 shares of common stock in the merged company.  Each share of common stock of Southwest issued and outstanding remained issued and outstanding and unaffected by the merger.  The transaction costs and expenses were approximately $120,000, primarily for legal and accounting fees.

Upon the consummation of the merger of the Company into Southwest, the Company became the owner of the licensed know-how in exchange for a one-time payment to licensor of $1 and all expenses incurred for securing and maintaining the intellectual property rights.  These expenses were approximately $370,000.